                                                                      Exhibit 21


Subsidiaries of GBC Bancorp                                                  State of Incorporation
----------------------------------                                           ----------------------
General Bank                                                                         California

GBC Venture Capital, Inc.                                                            California
Subsidiaries of General Bank
----------------------------

GBC Investment & Consulting Company, Inc.                                            California

GBC Insurance Services, Inc.                                                         California

Southern Counties Escrow                                                             California

GBC Leasing Company, Inc.                                                            California





                                       36